Exhibit 10.7

MORTGAGE AND SECURITY AGREEMENT

AND FIXTURE FINANCING STATEMENT

THIS INDENTURE (hereinafter referred to as “Mortgage”) is made and given as of the 2nd day of December, 2016 by MINWOOD PARTNERS, INC., a Delaware corporation and FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation (collectively, the “Mortgagor”) to VENTURE BANK, a Minnesota banking corporation (“Mortgagee”).

RECITALS:

A. The Mortgagee has agreed to make a mortgage loan (“Loan”) to the Mortgagor in the principal amount of up to Six Million Three Hundred Thousand and no/100 dollars ($6,300,000.00) for the purpose of refinancing certain debt obligations of the Mortgagor, and paying certain other costs approved by Mortgagee, all in accordance with a loan agreement between Mortgagor and Mortgagee that is dated the same date as first written above (“Loan Agreement”).

B. The Loan is evidenced by a promissory note executed and delivered by the Mortgagor to the Mortgagee that is dated the same date as first written above in the amount of the Loan (“Note”).

C. The Note bears interest at a variable per annum rate of interest all as more fully set forth in the Note (“Interest Rate”).

D. The Note is payable in monthly installments of principal and interest with the entire principal balance plus accrued interest and all other charges and sums due and payable in full on December 2, 2023 (“Maturity Date”).

E. As security for the repayment of the Loan, Mortgagor is executing and delivering this Mortgage.

F. Mortgagee has also agreed to make a first mortgage loan to the Mortgagor in the principal amount of three million seven hundred thousand and no/100 dollars ($3,700,000.00) for the same purposes as set forth in Recital A hereto, all in accordance with the Loan Agreement.

Such first mortgage loan is evidenced by another promissory note dated of even date herewith and secured by another mortgage dated of even date herewith. The first mortgage has priority over this Mortgage and this Mortgage is subordinate to the first mortgage.

G. The term “Loan Documents” shall mean the Note, Loan Agreement, this Mortgage, and any other document or instrument given in connection with and/or securing the Loan.

H. All payments owed under the Loan and Loan Documents, together with all other obligations, debts and liabilities of Mortgagor to Mortgagee under the Loan and Loan Documents, and all default and collection costs, including reasonable attorneys’ fees, incurred by the Lender in enforcing payment and performance of the Loan and the Loan Documents and the collection of amounts due thereunder, are collectively referred to as the “Indebtedness.”

NOW, THEREFORE, to secure the payment of the Indebtedness and the performance of Mortgagor’s obligations under the Loan, and in consideration of the making of the Loan by Mortgagee to Mortgagor and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor does hereby mortgage, assign, convey, pledge and grant to Mortgagee, its successors and assigns, forever, a first priority security interest in all of the following described property and all proceeds thereof (collectively referred to as the “Mortgaged Property”):

(a) Land. All the tracts or parcels of land, all as more fully described in Exhibit A attached hereto and made a part hereof (“Land”).

(b) Buildings and Improvements. All buildings, improvements, structures and fixtures now or hereafter existing on the Land; including, but not limited to, the following: all machinery, appliances and equipment used to supply heat, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection; all building materials, supplies and goods intended to be incorporated into the foregoing; all draperies, carpeting, floor coverings, screens, storm windows and window coverings, blinds, awnings, shrubbery and plants; and all elevators, escalators and shafts, motors, machinery, fittings and supplies necessary for their use (it being understood that the enumeration of any specific articles of property shall in no way be held to exclude any items of property not specifically enumerated) (“Improvements”).

(c) Easements and Other Appurtenant Rights. All easements, access rights, rights-of-way, covenants, mineral rights, air rights, water rights (whether riparian, appropriative or otherwise and whether or not appurtenant), mining rights, oil and gas rights, servitudes, licenses, tenements and appurtenances now or hereafter belonging, relating or appurtenant to the Land or Improvements. All right, title and interest in and to lands lying in streets, alleys, roads and strips and gores of land now or hereafter adjacent to or used in connection with the Land or the Improvements.

(d) Rents, Income, Leases and Profits. All leases, licenses or other agreements for the use, enjoyment or occupancy of the Land or any part thereof, whether now or hereafter existing or entered into, and all rents, income, contract rights, profits, prepayments and security deposits accruing under such leases, licenses or other agreements or derived from the Land or the Improvements.

(e) Plans, Permits and Contracts. All plans and specifications, all surveys, site plans, soil reports, working drawings and other reports, examinations and analysis relating to the Land or the Improvements, including without limitation, all architectural drawings and site plans. All building permits, operating permits, licenses, variances, utility permits and other permits relating to the Land or the Improvements. All right, title and interest of Mortgagor in, to and under all purchase and sale, construction, development, management, operation, maintenance and service contracts relating to the Land or the Improvements, including, but not limited to, all warranties, payment and contract rights.

(f) Personal Property. All equipment of Mortgagor, whether now owned or hereafter acquired, and whether now or hereafter attached to the Land or Improvements, located at or on the Land, or used in Mortgagor’s business at the Land, including, but not limited to, all machinery, furniture, appliances, fixtures, personal property, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools and supplies.

(g) Insurance and Eminent Domain Claims and Awards. All claims, demands, judgments, settlements, compensations, awards, payments, proceeds and other rights to the payment of money now or hereafter payable (i) under any policy of insurance maintained with respect to the Mortgaged Property, including, but not limited to, the proceeds of property or casualty insurance, title insurance or business interruption/rents insurance, (ii) as a result of any damage or casualty to the Mortgaged Property, (iii) as a result of the taking by power of eminent domain of the whole or any part of the Mortgaged Property, including any awards for damages sustained to the Mortgaged Property, for a temporary taking, change of grade of streets or taking of access, or (iv) as a result of the ownership or operation of the Mortgaged Property.

(h) Inventory. All inventory of Mortgagor, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, returns, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and whether now or hereafter attached to the Land or Improvements, located at or on the Land, or used in the Mortgagor’s business at the Land.

(i) Accounts. All accounts of Mortgagor, including each and every right of the Mortgagor to the payment of money, whether such right to payment now exists or hereafter arises with respect to the Mortgaged Property, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, out of any policy of insurance, out of any condemnation or eminent domain proceeding, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Mortgagor or by some other person who subsequently transfers such person’s interest to Mortgagor, whether such right to payment is or is not already earned by performance, together with all other rights and interests (including all liens) which Mortgagor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor.

(j) Investment Property. All investment property of Mortgagor, whether now owned or hereafter acquired with respect to the Mortgaged Property, including, but not limited to, all securities (whether certificated or uncertificated, and including investment company securities), security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

(k) General Intangibles. All general intangibles of Mortgagor, whether now owned or hereafter acquired with respect to the Mortgaged Property, including all present and future intellectual property rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use Mortgagor’s name, and the goodwill of Mortgagor’s business.

(l) Chattel Paper. All of Mortgagor’s chattel paper (including electronic chattel paper), deposit accounts, documents, goods, instruments, letter of credit rights, letters of credit, all sums on deposit in any collateral account, and any items in any lockbox, all warehouse receipts, bills of lading and other documents of title now or hereafter covering Mortgagor’s goods, and any money or other assets of Mortgagor that now or hereafter come into the possession, custody, or control of the Secured Party with respect to the Mortgaged Property.

Together with: (i) all substitutions and replacements for and products of any and all of the foregoing; (ii) all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing; and (iii) proceeds of any and all of the foregoing.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto Mortgagee, its successors and assigns, forever.

PROVIDED NEVERTHELESS, that Mortgagee shall release the Mortgage if Mortgagor, its successors or assigns, shall:

(1) Pay to the Mortgagee, its successors or assigns, the entire outstanding principal amount of the Loan, together with accrued interest and all other charges and sums due under the Loan, all in accordance with the terms of the Loan Documents, together with any extensions or renewals thereof; and

(2) Pay to Mortgagee, its successors or assigns, at the times demanded and with interest thereon at the Interest Rate, all sums advanced (a) in protecting the lien of this Mortgage, (b) in payment of taxes on the Mortgaged Property, (c) in payment of insurance premiums covering improvements thereon, (d) in payment of principal and interest on prior liens, (e) in payment of expenses and reasonable attorney’s fees herein provided for, and (f) all sums advanced for any other purpose authorized herein, including, but not limited to, the cost and expense to release the Mortgage; and

(3) Keep and perform all of the covenants and agreements herein contained; and

(4) Keep and perform all of the terms and conditions of any instrument given as security or collateral for the Loan; and

(5) Keep and perform all of the terms and conditions of the Loan Agreement.

AND IT IS FURTHER COVENANTED AND AGREED AS FOLLOWS:

Section 1. General Covenants, Agreements, Warranties.

1.1 Payment of Indebtedness; Observance of Covenants. Mortgagor shall duly and punctually pay each and every installment of principal and interest on the Note and all other Indebtedness, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Note and in any other instrument given as security for the payment of the Note.

1.2 Maintenance and Repairs. Mortgagor shall not abandon the Mortgaged Property, shall keep and maintain the Mortgaged Property in good condition, repair and operating condition, normal wear and tear excluded, free from any waste or misuse, and shall promptly repair or restore any buildings, improvements or structures now or hereafter on the Mortgaged Property which may become damaged or destroyed to their condition prior to any such damage or destruction. Except as set forth in the Loan Agreement, Mortgagor further agrees that it will not expand any improvements on the Mortgaged Property, erect any new improvements or make any material alterations in any improvements which shall adversely affect the market value or change the existing architectural character of the Mortgaged Property, nor remove or demolish any improvements without suitable replacement thereof, and shall complete within a reasonable time any buildings now or at any time in the process of remodeling on the Mortgaged Property; provided nothing herein shall preclude Mortgagor from constructing improvements necessary or desirable to the use of the Mortgaged Property for Mortgagor’s business purposes which are non-structural in nature and which do not constitute material alterations to the Mortgaged Property or affect the nature of use, structure or utility of the Mortgaged Property or decrease the market value of the Mortgaged Property.

1.3 Compliance with Laws. The Mortgaged Property complies, and Mortgagor shall comply, with all requirements of laws, including requirements of any Federal, State, County, City or other governmental authority having jurisdiction over Mortgagor or the Mortgaged Property, affecting the Mortgaged Property and with all private restrictions and covenants affecting the Mortgaged Property. Mortgagor has obtained all necessary consents, permits and licenses to occupy and operate the Mortgaged Property for its intended purposes.

1.4 Payment of Operating Costs; Prior Mortgages and Liens. Mortgagor shall pay all operating costs and expenses of the Mortgaged Property, shall keep the Mortgaged Property free from levy, attachment, mechanics’, materialmen’s and other liens except for any Permitted Liens as defined in the Loan Agreement (“Liens”), and shall pay when due all indebtedness which may be secured by mortgage, lien or charge on the Mortgaged Property.

1.5 Payment of Impositions. Mortgagor shall pay when due and in any event before any penalty attaches all taxes, assessments, governmental charges, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Mortgaged Property or any interest therein (“Imposition”) and will upon demand furnish to Mortgagee proof of the payment of any such

Imposition. Mortgagor shall pay the Imposition whether or not the Imposition is imposed upon Mortgagee or on the interest of Mortgagee in the Mortgaged Property; provided that if for any reason payment by Mortgagor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious, Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable, without prepayment premium, or Mortgagee, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

1.6 Contest of Impositions, Liens and Levies. Mortgagor shall not be required to pay, discharge or remove any Imposition or any Lien so long as Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the Lien or Imposition so contested and the sale of the Mortgaged Property, or any part thereof, to satisfy the same, provided that Mortgagor shall, prior to the date such Lien or Imposition is due and payable, have given such reasonable security as may be demanded by Mortgagee to insure such payments plus interest or penalties thereon, and prevent any sale or forfeiture of the Mortgaged Property by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and Mortgagor shall promptly after final determination thereof pay the amount of any such Lien or Imposition so determined, together with all interest and penalties which may be payable in connection therewith. Notwithstanding these provisions Mortgagor shall (and if Mortgagor shall fail so to do, Mortgagee, may but shall not be required to) pay any such Lien or Imposition notwithstanding such contest if in the reasonable opinion of Mortgagee, the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed.

1.7 Protection of Security. Mortgagor shall promptly notify Mortgagee of and appear in and defend any suit, action or proceeding that affects the Mortgaged Property or the rights or interest of Mortgagee hereunder and Mortgagee may elect to appear in or defend any such action or proceeding. Mortgagor agrees to indemnify and reimburse Mortgagee from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and reasonable attorney’s fees and such amounts together with interest thereon at the Interest Rate shall become additional “Indebtedness” and shall become immediately due and payable.

1.8 Additional Assurances. Mortgagor agrees, upon reasonable request by Mortgagee, to execute and deliver such further instruments, deeds and assurances, and will do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage, and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or intended so to be. Mortgagor authorizes Mortgagee to file all of Mortgagor’s financing statements and amendments to financing statements, and all terminations of the filings of other secured parties, all with respect to the Mortgaged Property, in such form and substance as Mortgagee, in its sole discretion, may determine. Mortgagor agrees to pay any recording fees, filing fees, note taxes, mortgage registry taxes or other charges arising out of or incident to the filing or recording of this Mortgage, such further assurances and instruments and the issuance and delivery of the Note.

1.9 Title. Mortgagor is the lawful owner of and has good and marketable fee simple absolute title to the Mortgaged Property and will warrant and defend title to the same free of all liens and encumbrances, except for any Permitted Liens as defined in the Loan Agreement, and further except any encumbrances permitted under the policy of Mortgagee’s title insurance issued to Mortgagee in connection with this Mortgage. Mortgagor has good right and lawful authority to grant, bargain, sell, convey, mortgage and grant a security interest in the Mortgaged Property as provided herein.

1.10 Legal Existence and Authorization. Mortgagor is a corporation duly organized and in good standing under the laws of the State of Delaware and has the power to enter into and has authorized execution and delivery of this Mortgage. Mortgagor shall, at all times, preserve and maintain its existence and all of its rights, privileges and franchises and shall comply with all applicable laws and regulations regarding their existence.

Section 2. Insurance and Escrows.

2.1 Insurance. Mortgagor shall obtain, pay for and keep in full force and effect during the term of this Mortgage, at its sole cost and expense, the following policies of insurance:

2.1.1 All risk/open perils special form property insurance with extended coverages including any building contents, sprinkler coverage, Contingent Operations of Building Laws/Ordinance or Law Endorsement (including demolition cost, loss to undamaged portions of any buildings and increased cost of construction) with limits of 100% replacement cost and with no co-insurance provision or if the insurance carrier requires, co-insurance provisions with an agreed amount endorsement in amount acceptable to Mortgagee.

2.1.2 Insurance against loss or damage from (i) leakage of sprinkler systems, and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any improvements on the Mortgaged Property and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment (including electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping) located in, on or about the Mortgaged Property and any improvements thereon in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing the same.

2.1.3 Flood insurance if any part of the Mortgaged Property now (or subsequently determined to be) is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and amendment or successor act thereto) in an amount at least equal to the lesser of the full replacement cost of all buildings and equipment on the Mortgaged Property, the outstanding principal amount of the Note or the maximum limits of coverage available with respect to the buildings and equipment under said Act.

2.1.4 Rents Loss or Business Interruption insurance covering risk of loss due to the occurrence of any hazards insured against under the required fire and extended coverage insurance in an amount equal to one year’s loss of income as such income may change from time to time due to changes in income from the Mortgaged Property.

2.1.5 Commercial general liability insurance (including product liability, completed operations, contractual liability, host liquor liability, broad form property damage, and personal injuries, including death resulting therefrom) and with a per occurrence combined single limit of liability of at least $1,000,000.00 and a general aggregate of at least $2,000,000.00.

2.1.6 If the Mortgagor is an individual, life insurance on the life of Mortgagor in an amount determined by Mortgagee.

2.1.7 Such other coverages appropriate to the Mortgaged Property, its location and use as Mortgagee may from time to time require such as mine subsidence, sinkhole, personal property supplemental liability or coverages of other property specific risks.

Such insurance policies shall be written on forms and with insurance companies satisfactory to Mortgagee, shall be in amounts sufficient to prevent Mortgagor from becoming a co-insurer of any loss thereunder, and shall bear a satisfactory mortgagee clause in favor of Mortgagee with loss proceeds under any such policies to be made payable to Mortgagee. Blanket policies must include limits by property location. All required policies of insurance or acceptable certificates thereof together with evidence of the payment of current premiums therefor shall be delivered to and be held by Mortgagee. Mortgagor shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies or certificates of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. In the event of a foreclosure of this Mortgage or any acquisition of the Mortgaged Property by Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, Mortgagor empowers Mortgagee to effect the above insurance upon the Mortgaged Property at Mortgagor’s expense and for the benefit of Mortgagee in the amounts and types aforesaid for a period of time covering the time of redemption from foreclosure sale, and if necessary therefor, to cancel any or all existing insurance policies. Mortgagor agrees to pay Mortgagee such fees as may be permitted under applicable law for the out-of-pocket costs incurred by Mortgagee in determining, from time to time, whether the Mortgaged Property are located within an area having special flood hazards. Such fees shall include the fees charged by any organization providing for such services.

2.2 Escrows. Mortgagor shall deposit with Mortgagee, or at Mortgagee’s request, with its servicing agent, on the first day of each and every month hereafter as a deposit to pay the costs of taxes and assessments next due (“Charges”):

2.2.1 Initially a sum equal to the estimated Charges for the next due payment, taking into consideration the amounts to be deposited in subsection 2.2.2 prior to such next due payment, all as determined by Lender; and

2.2.2 Thereafter an amount equal to one-twelfth (1/12th) of the estimated annual Charges due on the Mortgaged Property.

Mortgagee will, upon the presentation to Mortgagee by Mortgagor of the bills therefor, pay the Charges from such deposits or will upon presentation of receipted bills therefor, reimburse Mortgagor for such payments made by Mortgagor. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then Mortgagor shall pay to Mortgagee on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an Event of Default shall occur under the terms of this Mortgage, Mortgagee may, at its option, without being required so to do, apply any deposits on hand to the Indebtedness, in such order and manner as Mortgagee may elect. When the Indebtedness has been fully paid any remaining deposits shall be returned to Mortgagor as its interest may appear. All deposits are hereby pledged as additional security for the Indebtedness, shall be held for the purposes for which made as herein provided, may be held by Mortgagee or its servicing agent and may be commingled with other funds of Mortgagee, or its servicing agent, shall be held without any allowance of interest thereon and shall not be subject to the decision or control of Mortgagor. Neither Mortgagee nor its servicing agent shall be liable for any act or omission made or taken in good faith. In making any payments, Mortgagee or its servicing agent may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same. If the taxes shown in the tax statement shall be levied on property more extensive than the Mortgaged Property, then the amounts in escrow shall be based on the entire tax bill and Mortgagor shall have no right to require an apportionment and Mortgagee or its servicing agent may pay the entire tax bill notwithstanding that such taxes pertain in part to other property and Mortgagee shall be under no duty to seek a tax division or apportionment of the tax bill.

Section 3. Uniform Commercial Code Security Agreement.

3.1 Security Agreement. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code, as amended from time to time (“UCC”) for that portion of the Mortgaged Property described in the granting clause of this Mortgage that is subject to a security interest under applicable law (“Collateral”) and Mortgagor hereby grants to Mortgagee a security interest in the Collateral to secure the payment of the Indebtedness and the performance of Mortgagor’s obligation under the Loan. All terms in this Mortgage that are defined in the UCC shall have the meaning set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective. Neither the grant of a security interest pursuant to this Mortgage nor the filing of a financing statement pursuant to the UCC shall ever impair the stated intention of this Mortgage that all Collateral comprising the Mortgaged Property shall be regarded as part of the Mortgaged Property irrespective of whether such Collateral is physically attached to the Land or referred to or reflected in a financing statement.

3.2 Use of Collateral. Any Collateral installed in or used at the Mortgaged Property are to be used by Mortgagor solely for Mortgagor’s business purposes and such Collateral will be kept at the buildings on the Mortgaged Property and will not be removed therefrom without the consent of Mortgagee, except that, until the occurrence of an Event of Default, Mortgagor may sell or lease any Collateral constituting inventory in the ordinary course of business at prices constituting the fair market value. Until the occurrence of an Event of Default, in any instance where Mortgagor in its sound discretion determines that any Collateral has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Mortgaged Property, Mortgagor may, at its expense, remove and dispose of it and substitute and install other items not necessarily having the same function, provided, that such removal and substitution shall not impair the operating utility and unity of the Mortgaged Property. All substituted items shall become a part of the Mortgaged Property and subject to the lien of the Mortgage.

3.3 Rights Under Uniform Commercial Code. In addition to the rights available to a mortgagee of real property, Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the UCC, including the right to proceed under the provisions of the UCC governing default as to any Collateral or to proceed as to such Collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate. Mortgagor further understands that Mortgagee may take possession of the Collateral under the UCC and dispose of the same by sale or otherwise. If notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the real property or may be given by private notice if such parties are known to Mortgagee.

3.4 Financing Statement. Mortgagor authorizes Mortgagee to file all of Mortgagor’s financing statements, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as Mortgagee, in its sole discretion, may determine to be necessary to perfect and continue the priority of Mortgagee’s security interest in the Collateral and shall pay all expenses incurred by Mortgagee in connection with the renewal or extensions of any financing statements executed in connection with the Mortgaged Property; and shall give advance written notice of any proposed change in Mortgagor’s name, address, identity or structure; and shall not change its state of organization without Mortgagee’s prior written consent and authorizes Mortgagee to execute prior to or concurrently with such change all additional financing statements that Mortgagee may require to establish and perfect the priority of Mortgagee’s security interest.

3.5 Fixture Filing. THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE COLLATERAL WHICH ARE OR ARE TO BECOME

FIXTURES RELATED TO THE MORTGAGED PROPERTY. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE THE FOLLOWING INFORMATION IS FURNISHED:

3.5.1 The name and address of the record owner of the real estate described in this instrument is:

As to Parcels 1 and 3

Minwood Partners, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Executive Officer

As to Parcels 2 and 4

Famous Dave’s of America, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Executive Officer

3.5.2 The name and address of Mortgagor is:

Minwood Partners, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Famous Dave’s of America, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

3.5.3 Type of Organization of Mortgagor is: a corporation

3.5.4 Jurisdiction of Organization of Mortgagor is: Minwood Partners, Inc. is organized in Delaware and its organizational number is 102297. Famous Dave’s of America, Inc. is organized in Minnesota and its organizational number is 8E-105

3.5.5 The name and address of the Secured Party is:

Venture Bank

2640 Eagan Woods Drive

Eagan, MN 55121

Attn: Bryan Frandrup

Phone No:    (651) 289-2222

Fax No.:       (651) 289-0200

3.5.6 Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

3.5.7 This document covers goods which are or are to become fixtures.

Section 4. Application of Insurance and Awards.

4.1 Damage or Destruction of the Mortgaged Property. Mortgagor shall give Mortgagee prompt notice of any damage to or destruction of the Mortgaged Property and in case of loss covered by policies of insurance Mortgagee is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, that Mortgagor may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of Twenty-Five Thousand Dollars ($25,000.00). Any expense incurred by Mortgagee in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Mortgagee) shall be reimbursed to Mortgagee first out of any proceeds. The proceeds or any part thereof shall be applied to reduction of the Indebtedness then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Mortgaged Property, the choice of application to be solely at the discretion of Mortgagee.

4.2 Condemnation. Mortgagor shall give Mortgagee prompt notice of any actual or threatened condemnation or eminent domain proceedings affecting the Mortgaged Property and hereby assigns, transfers, and sets over to Mortgagee the entire proceeds of any award or claim for damages or settlement in lieu thereof for all or any part of the Mortgaged Property taken or damaged under such eminent domain or condemnation proceedings, Mortgagee being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Mortgagor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Mortgaged Property or agreeing to a settlement unless prior written consent of Mortgagee is obtained. Any expenses incurred by Mortgagee in intervening in such action or collecting such proceeds, including reasonable attorney’s fees, shall be reimbursed to Mortgagee first out of the proceeds. The proceeds or any part thereof shall be applied upon or in reduction of the Indebtedness then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Mortgaged Property, the choice of application to be solely at the discretion of Mortgagee.

4.3 Disbursement of Insurance and Condemnation Proceeds. Any restoration or repair shall be done under the supervision of an architect acceptable to Mortgagee and pursuant to plans and specifications approved by Mortgagee. In any case where Mortgagee may elect to apply the proceeds to repair or restoration or permit Mortgagor to so apply the proceeds they shall be held by Mortgagee for such purposes and will from time to time be disbursed by Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as Mortgagee may establish to assure completion in accordance with the approved plans and specifications and free of liens or claims. Mortgagor shall on demand deposit with Mortgagee any sums necessary to make up any deficits between the actual cost of the work and the proceeds and provide such lien waivers and completion bonds as Mortgagee may reasonably require. Any surplus which may remain after payment of all costs of restoration or repair may at the option of Mortgagee be applied on account of the Indebtedness then most remotely to be paid, whether due or not, without application of any prepayment premium or shall be returned to Mortgagor as its interest may appear, the choice of application to be solely at the discretion of Mortgagee.

Section 5. Rights of Mortgagee.

5.1 Right to Cure Default. If Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, Mortgagee may, but shall not be obligated to, without further notice to Mortgagor, and without waiving or releasing Mortgagor from any obligation in this Mortgage contained, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure together with interest at the then rate in effect on the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness, but no such advance shall be deemed to relieve Mortgagor from any failure hereunder.

5.2 No Claim Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor or any party in interest with Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

5.3 Inspection. Mortgagor will permit Mortgagee’s authorized representatives to enter the Mortgaged Property at reasonable times for the purpose of inspecting the same; provided Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

5.4 Waivers; Releases; Resort to Other Security, Etc. Without affecting the liability of any party liable for payment of any Indebtedness or performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time, and without notice to or the consent of Mortgagor or any party in interest with the Mortgaged Property or the Note:

5.4.1 release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation herein;

5.4.2 make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

5.4.3 accept any additional security;

5.4.4 release or otherwise deal with any property, real or personal, including any or all of the Mortgaged Property, including making partial releases of the Mortgaged Property; or

5.4.5 resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine.

5.5 Waiver of Appraisement, Homestead, Marshaling. Mortgagor waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereinafter in force. Mortgagor waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Mortgaged Property, or as to require Mortgagee to exhaust its remedies against a specific portion of the Mortgaged Property before proceeding against the other and does hereby expressly consent to and authorize the sale of the Mortgaged Property or any part thereof as a single unit or parcel or as separate parcels.

Section 6. Events of Default and Remedies.

6.1 Events of Default. It shall be an event of default (“Event of Default”) under this Mortgage upon the happening of any of the events defined in the Loan Agreement.

6.2 Mortgagee’s Right to Accelerate. If an Event of Default shall occur, Mortgagee may declare the entire unpaid principal balance of the Note together with all other Indebtedness to be immediately due and payable and thereupon all such unpaid principal balance of the Note together with all accrued interest thereon at the Interest Rate and all other Indebtedness shall be and become immediately due and payable. Any such payment shall be subject to the requirements, if any, in the Note providing for the payment of a prepayment premium.

6.3 Right to Foreclose. If an Event of Default shall occur, Mortgagee may, either with or without entry or taking possession, proceed by suit or suits at law or in equity or by any other appropriate proceedings or remedy to enforce payment of the Indebtedness or the performance of any other term hereof or any other right and Mortgagor hereby authorizes and fully empowers Mortgagee to foreclose this Mortgage by judicial proceedings or by advertisement with power of sale and grants to Mortgagee full authority to sell the Mortgaged Property at public auction and convey title to the Mortgaged Property to the purchaser, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal and interest due on the Note and the Indebtedness together with all such sums of money as Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon at the Interest Rate and all costs and expenses of such foreclosure, including lawful reasonable attorney’s fees, with the balance, if any, to be paid to the persons entitled thereto by law. In any such proceeding Mortgagee may apply all or any portion of the Indebtedness to the amount of the purchase price.

6.4 Receiver. If an Event of Default shall occur, Mortgagee shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of Mortgagor, or waste of the Mortgaged Property or adequacy of the security of the Mortgaged Property, to apply for the appointment of a receiver (a) under Minnesota Statutes § 576.01 or any successor or supplementary statute who shall have all the rights, powers and remedies as provided by such statute and who shall apply the rents, income and profits as provided by statute and thereafter to all expenses for maintenance of the Mortgaged Property and to the costs and expenses of the receivership, including reasonable attorneys’ fees and to the repayment of the Indebtedness or (b) under Minnesota Statutes § 559.17 or any successor or supplementary statute who shall have all the rights, powers and remedies as provided by such statute and who shall apply the rents, income and profits as provided by statute and thereafter to all expenses for maintenance of the Mortgaged Property and to the costs and expenses of the receivership, including reasonable attorneys’ fees and to the repayment of the Indebtedness or (c) pursuant to the assignment of rents and leases executed by Mortgagor to Mortgagee given contemporaneously with this Mortgage who shall in addition to the rights, powers and remedies as provided by statute have such rights, powers and remedies as provided in such assignment of rents and leases and who shall apply the rents, income and profits as provided therein.

6.5 Waiver of Appraisement, Homestead, Redemption. Mortgagor hereby covenants and agrees that it will not at any time insist or plead, or in any manner whatever claim or take any advantage of, any stay, exemption or extension law or any so called “Moratorium Law” now or at any time subsequently in force, nor claim, take or insist upon any benefit of advantage of or from any law now or subsequently in force providing for the valuation or appraisement of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or pursuant to decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or subsequently in force to redeem the property so sold, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof. Mortgagor hereby specifically waives all rights of redemption from sale pursuant to any order or decree of foreclosure of this Mortgage on its own behalf.

6.6 Due on Sale or Mortgaging, Etc. In the event of a Transfer without the written consent of Mortgagee being first obtained, whether voluntarily, involuntarily, or by operation of law, then at the sole option of Mortgagee, Mortgagee may declare the entire unpaid principal balance together with accrued interest, due and payable in full and call for payment of the same in full at once. Any such payment shall be subject to the requirements, if any, in the Note providing for the payment of a prepayment premium in the event of a non-permitted Transfer. A consent by Mortgagee as to any one Transfer shall not be deemed to be a waiver of the right to require consent to a future Transfer. As used herein, the term “Transfer” shall mean any sale, grant, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, lease (excluding residential leases and any other bona fide third party leases for actual occupancy by a tenant), transfer or divesture of an interest in (a) the Mortgaged Property, or (b) all or any substantial part of the assets of the Mortgagor except for assets sold in the ordinary course of Mortgagor’s business, or (c) any ownership interest in the Mortgagor, or (d) any entity controlling, managing or in control of the Mortgagor. Any change in the legal or equitable title of the Mortgaged Property or in the beneficial ownership of the Mortgaged Property or Mortgagor whether or not of record and whether or not for consideration shall be deemed a Transfer.

6.7 Rights Cumulative. Each right, power or remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to Mortgagee, at law or in equity, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of Mortgagee to resort thereto at a later date or be construed to be a waiver of any default or Event of Default under this Mortgage or the Note.

6.8 Right to Discontinue Proceedings. In the event Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and in such event Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness. This Mortgage, the interest of Mortgagee in the Mortgaged Property and all rights, remedies and recourse of Mortgagee shall continue as if the same had not been invoked.

6.9 Acknowledgment of Waiver of Hearing Before Sale. Mortgagor understands and agrees that if any Event of Default is made under the terms of this Mortgage, Mortgagee has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minnesota Statutes, Chapter 580, as subsequently amended, or pursuant to any similar or replacement statute subsequently enacted; that if Mortgagee elects to foreclose by advertisement, it may cause the Mortgaged Property, or any part thereof, to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation and that no personal notice is required to be served upon Mortgagor. Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota, it may have the right to notice and hearing before the Mortgaged Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Mortgagor and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any hearing or other judicial proceeding. MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT AND THIS PARAGRAPH THAT MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

Section 7. Miscellaneous.

7.1 Choice of Law. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Minnesota law to govern this instrument and it is agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of Minnesota without regard to the principles of conflicts of law.

7.2 Successors and Assigns. This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns, including, without limitation, each and every from time to time record owner of the Mortgaged Property or any other person having an interest therein, shall run with the land and shall inure to the benefit of Mortgagee and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is or becomes a party to this Mortgage. In the event that the ownership of the Mortgaged Property becomes vested in a person or persons other than Mortgagor, Mortgagee shall not have any obligation to deal with such successor or successors in interest unless such transfer is permitted by this Mortgage and then only upon being notified in writing of such change of ownership. Upon such notification, Mortgagee may thereafter deal with such successor in place of Mortgagor without any obligation to thereafter deal with Mortgagor and without waiving any liability of Mortgagor hereunder or under the Note. No change of ownership shall in any way operate to release or discharge the liability of Mortgagor hereunder unless such release or discharge is expressly agreed to in writing by Mortgagee.

7.3 Unenforceability of Certain Clauses. The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

7.4 Captions and Headings. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

7.5 Savings Clause. It is expressly stipulated and agreed to be the intent of Mortgagor, and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in the Note, this Mortgage and other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note, this Mortgage or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by the Note, or if Mortgagee’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor’s and Mortgagee’s express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and this Mortgage and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7.6 Notices. Any notices and other communications permitted or required by the provisions of this Mortgage (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days’ notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address any other address within the United States of America.

Each notice to Mortgagee shall be addressed as follows:

Venture Bank

2640 Eagan Woods Drive

Eagan, MN 55121

Attn: Bryan Frandrup

Phone No:       (651) 289-2222

Fax No.:          (651) 289-0200

Each notice to Mortgagor shall be addressed as follows:

Minwood Partners, Inc. and

Famous Dave’s of America, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Executive Officer

7.7 Consent to Jurisdiction. Mortgagor submit(s) and consent(s) to personal jurisdiction of the Courts of the State of Minnesota in the County where the Mortgaged Property is located and the Courts of the United States of America sitting in such State for the enforcement of this instrument and waive(s) any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Minnesota.

Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by Mortgagor to personal jurisdiction within the State of Minnesota.

7.8 Adjustable Rate Note. The Note secured by this Mortgage provides for adjustments in its interest rate from time to time in accordance with its terms. Reference is made to the Note for the time, terms and conditions of the adjustments in the interest rate. Such times, terms and conditions are incorporated herein by reference.

7.9 Waiver of Jury Trial. MORTGAGOR WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH MORTGAGOR IS INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS MORTGAGE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS MORTGAGE.

7.10 Right of Setoff. To the extent permitted by applicable law, Mortgagee reserves a right of setoff in all Mortgagor’s accounts with Mortgagee (whether checking, savings, or some other account). This includes all accounts Mortgagor holds jointly with someone else and all accounts Mortgagor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Mortgagor authorizes Mortgagee, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Mortgagee’s option, to administratively freeze all such accounts to allow Mortgagee to protect Mortgagee’s charge and setoff rights provided in this paragraph.

7.11 Cross Collateralization. In addition to the Loan, this Mortgage secures all obligations, debts and liabilities, plus interest thereon, of Mortgagor to Mortgagee, or any one or more of them, as well as all claims by Mortgagee against Mortgagor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Mortgagor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

7.12 Partial Release of Mortgaged Property. Mortgagee agrees to release from the lien of the Mortgage and the other Loan Documents, as applicable, portions of the Mortgaged Property upon the closing of the sale thereof or by request of the Mortgagor (hereinafter referred to as a “Release Parcel”), upon satisfaction by Mortgagor of the following terms and conditions:

7.12.1 Mortgagee approves such release in writing, which consent will not be unreasonably withheld;

7.12.2 Mortgagor shall have made such request at least ten (10) business days prior to the requested release date;

7.12.3 On the requested release date, and on the actual release date, no Default or Event of Default shall exist under the Mortgage and Loan Documents;

7.12.4 A Release Parcel must be released as a whole and not in part; and

7.12.5 Upon any such release of a Release Parcel, Mortgagor shall pay Mortgagee in immediately available funds an amount (hereinafter referred to as a “Release Amount”) equal to the greater of (i) the fair market value of the Release Parcel as determined by a new appraisal completed at the time of requested release by an appraiser acceptable to the Mortgagee and agreed to by the Mortgagor; or (ii) the value for the Release Parcel shown on Exhibit B attached hereto. The Release Amount for the release of each Release Parcel shall be applied first to the principal, interest, fees, costs and expenses due to Lender under any loan that has priority, whether then due and payable or not, and if the priority loan is paid in full, then to the principal, interest, fees, costs and expenses due to Lender under Loan, whether then due and payable or not, and will not be subject to any pre-payment penalty. The cost of the appraisal for the Release Parcel will be paid by the Borrower.

(signature page follows)

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date first above written.

MORTGAGOR:

MINWOOD PARTNERS, INC., a Delaware corporation

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

STATE OF MINNESOTA	)
) ss. [STAMP]
COUNTY OF Hennepin	)

The foregoing instrument was acknowledged before me this 30 day of November, 2016 by Dexter Newman, the Chief Financial Officer of Minwood Partners, Inc., a Delaware corporation, on behalf of the corporation.

/s/ Sheryl Hoye
Notary Public

Document drafted by:

Fafinski Mark & Johnson, P.A. (EPS)
Flagship Corporate Center
775 Prairie Center Drive
Suite 400
Eden Prairie, MN 55344
ph. (952) 995-9500

After Recording Return To:

Venture Bank
2640 Eagan Woods Drive
Eagan, MN 55121
Attn: Bryan Frandrup

signature page to Mortgage and Security Agreement-2nd Minnetonka

- re: Venture Bank/Famous Dave’s loan

S-1

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date first above written.

MORTGAGOR:

FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

STATE OF MINNESOTA	)
) ss. [STAMP]
COUNTY OF Hennepin	)

The foregoing instrument was acknowledged before me this 30 day of November, 2016 by Dexter Newman, the Chief Financial Officer of Minwood Partners, Inc., a Delaware corporation, on behalf of the corporation.

/s/ Sheryl Hoye
Notary Public

Document drafted by:

Fafinski Mark & Johnson, P.A. (EPS)
Flagship Corporate Center
775 Prairie Center Drive
Suite 400
Eden Prairie, MN 55344
ph. (952) 995-9500

After Recording Return To:

Venture Bank
2640 Eagan Woods Drive
Eagan, MN 55121
Attn: Bryan Frandrup

signature page to Mortgage and Security Agreement-2nd Minnetonka

- re: Venture Bank/Famous Dave’s loan

S-2

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1

Lot 2; The West 45 feet of Lot 3,

Block 1, Tower Hill, Hennepin County, Minnesota.

Torrens Property.

Being registered as is evidenced by Certificate of Title No. 1042205.

Parcel 2

That part of the Southeast  1⁄4 of the Northeast  1⁄4 of Section 35, Township 118, North Range 22, West of the 5th Principal Meridian, lying Northeasterly of the Northeasterly line of State Trunk Highway Number 55, being bounded on the West by a line described as follows:

Beginning at a point in the North line of said Southeast  1⁄4 of the Northeast  1⁄4 distant 353.99 feet West of the Northeast corner of said Southeast  1⁄4 of the Northeast  1⁄4; thence running South 15 degrees 35 minutes West 184.45 feet more or less to a point in the Northerly right-of-way line of State Trunk Highway Number 55;

And being bounded on the East by a line described as follows:

Beginning at a point in the North line of said Southeast  1⁄4 of the Northeast  1⁄4, 250.15 feet West of the Northeast corner of said Southeast  1⁄4 of the Northeast  1⁄4; thence running South 15 degrees and 35 minutes West 242.31 feet or less to a point in the Northerly right-of-way line of State Trunk Highway Number 55;

For the purpose of this description, the North line of said Southeast  1⁄4 of the Northeast  1⁄4 is assumed to be a due East and West line.

ALSO: That part of the Southeast  1⁄4 of the Northeast  1⁄4 of Section 35, Township 118, Range 22, described as follows:

Commencing at a point on the North line of said Southeast  1⁄4 of the Northeast  1⁄4, distant 146.31 feet West of the Northeast corner of said Southeast  1⁄4 of the Northeast  1⁄4; thence continuing West along said North line 103.84 feet; thence running South 15 degrees 35 minutes West 242.31 feet, more or less to a point in the Northerly right of way line of State Trunk Highway Number 55; thence running Southeasterly along said Northerly right of way line 100 feet; thence running North 15 degrees 35 minutes East 270.15 feet more or less to the point of beginning;

EXCEPTING therefrom the Southwesterly 30 feet measured at right angles from the

Northeasterly line of Trunk Highway Number 55;

For the purpose of this description the North line of said Southeast  1⁄4 of the Northeast  1⁄4 is assumed to be a due East and West line, Hennepin County, Minnesota.

Abstract Property.

Parcel 3

Lot 2, Block 1, Reliance City Center, Washington County, Minnesota.

Abstract Property.

Parcel 4

Lot 3, Block 1, RIVERDALE VILLAGE FOURTH ADDITION, Anoka County, Minnesota.

Torrens Property.

Being registered as is evidenced by Certificate of Title No. 106672

EXHIBIT B

RELEASE AMOUNTS

Property Address	City	Release Amount
14601 Highway 7	Minnetonka	$2,460,000
1490 Donegal Drive	Woodbury	$2,370,000
3211 Northdale Boulevard	Coon Rapids	$2,580,000
11308 Highway 55	Plymouth	$1,310,000